                                                                      Exhibit 20

                  Volkswagen Credit Auto Master Trust 1996-1
         ------------------------------------------------------------


                                  Distribution Date Statement: May 17, 1999



a.       Aggregate Amount of Collections                                                     $406,863,062.68
         Aggregate Amount of Interest Collections                                              $4,122,211.67
         Aggregate Amount of Principal Collections                                           $402,740,851.01
         Investment Proceeds                                                                           $0.00

b.       Series Allocation Percentage                                                                 100.00%
         Floating Allocation Percentage                                                                56.46%
         Fixed Allocation Percentage                                                                     N/A

c.       Total Amount Distributed on Series 1996-1                                             $1,695,416.67

d.       Amount of Such Distribution Allocable to Principal on 1996-1                                  $0.00

e.       Amount of Such Distribution Allocable to Interest on 1996-1                           $1,695,416.67

f.       Investor Default Amount                                                                       $0.00

g.       Draw Amount                                                                                   $0.00

h.       Investor Charge Offs                                                                          $0.00
         Amounts of Reimbursements                                                                     $0.00

i.       Monthly Servicing Fee                                                                          1.00%

j.       Expected Controlled Distribution Amount                                                       $0.00

k.       Invested Amount                                                                     $375,000,000.00

l.       Pool Factor                                                                                  100.00%

m.       Available Subordinated Amount                                                        $72,595,133.64

n.       Reserve Fund Balance                                                                  $1,875,000.00

o.       Principal Funding Account Balance                                                             $0.00
         Yield Supplement Account Balance                                                      $1,875,000.00

VW CREDIT, INC. - SERVICER                                                                         Page 1
13-May-99
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                  From          To     Days
                                                                  ----          --     ----
Current Interest Period                                             4/15/99   5/16/99    32

Series Allocation Percentage                                         100.00%


Initial Principal Balance                                   $375,000,000.00
Outstanding Principal Balance                               $375,000,000.00
Principal Balance of Receivables for Determination Date     $670,352,961.17
Amount Invested in Receivables on Series Issuance Date      $375,000,000.00
Initial Invested Amount                                     $375,000,000.00
Invested Amount at the Beginning of Period                  $375,000,000.00
Invested Amount                                             $375,000,000.00
Required Subordinated Amount                                 $72,595,133.64
Excess Funded Amount                                                  $0.00

Available Subordinated Amount (previous period)             $103,290,903.91

Incremental Subordinated Amount (previous period)            $14,381,444.78

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                      $1,875,000.00
Yield Supplement Account Beginning Balance                    $1,875,000.00
Yield Supplement Account Required Amount                      $1,875,000.00

Reserve Fund Initial Deposit                                  $1,875,000.00
Reserve Fund Required Amount                                  $1,875,000.00
Reserve Fund Beginning Balance                                $1,875,000.00


Outstanding Carryover Amount - Beginning Balance                      $0.00
Yield Supplement Account Draw Amount                                  $0.00
Outstanding Carryover Amount - Ending Balance                         $0.00
Yield Supplement Account Balance - Ending Balance             $1,875,000.00
Yield Supplement Account Required Deposit Amount                      $0.00

Reserve Fund Draw Amount                                              $0.00
Reserve Fund Ending Balance                                   $1,875,000.00

Reserve Fund Required Deposit Amount                                  $0.00

1-month LIBOR Rate (annualized)                                   4.9262500%
Certificate Coupon (annualized)                                   5.0862500%
Prime Rate (annualized)                                           7.7500000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.8237500%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                     $664,136,672.52
Pool Balance at the Ending of Period                        $667,537,842.31
Average Aggregate Principal Balance                         $665,837,257.42


Aggregate Principal Collections                             $402,740,851.01

New Principal Receivables                                   $399,339,681.24
Receivables Added for Additional Accounts                             $0.00
Investor Default Amount                                               $0.00
Net Losses                                                            $0.00
Monthly Interest Accrued, but not Paid                                $0.00
Ineligible Receivables                                                $0.00

Ineligible Receivables in Prior Collection Period                     $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts            $0.00

MISCELLANEOUS DATA
------------------


Recoveries on Receivables Written Off                                 $0.00
Spread Over Prime for Portfolio                                        0.16%
Weighted Average Interest Rate                                         7.91%


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
---------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)       0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                $42,000,225.88
Used Vehicle Percentage                                          6.292%
Used Vehicle Percentage During Last Collection Period            6.274%
Early Amortization Event?                                        NO
Largest Dealer or Dealer Affiliation Balance                     $24,287,689.11
Largest Dealer Percentage                                        3.657%

Aggregate Principal Amount of Receivables of Dealers over 2%     $29,631,100.41
Aggregate % Principal Amount of Receivables of Dealers over 2%   4.439%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                  $406,863,062.38
Aggregate Amount of Interest Collections                         $4,122,211.67

Investment Proceeds                                              $0.00
Aggregate Amount of Principal Collections                        $402,740,851.01
Asset Receivables Rate                                           6.030%
Use Asset Receivables Rate?                                      NO
Carryover Amount (this Distribution Date)                        N/A
Total Carryover Amount                                           N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                             60.49%
Previous Collection Period Monthly Payment Rate                  60.45%
Monthly Payment Rate 3 months ago                                49.38%
3-month Average Payment Rate                                     56.77%
12-month Minimum Payment Rate                                    49.38%
Early Amortization Event?                                        NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                         YES
Last Day of Revolving Period                                     N/A
Invested Amount as of Last Day of Revolving Period               N/A
Accumulation Period Length (months)                              N/A
First Accumulation Date                                          TO BE DETERMINED
Expected Final Payment Date                                      N/A
Required Participation Percentage                                4.00%
Principal Funding Account Balance                                $0.00

Principal Payment Amount                                         $0.00
Controlled Deposit Amount                                        $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                              $1,695,416.67
ii.   Monthly Servicing Fee Distribution                         $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                   $0.00
iv.  Investor Default Amount Distribution                        $0.00
v.  Outstanding Carryover Amount Distribution                    $0.00
vi. Yield Supplement Account Deposit Amount Distribution         $0.00
                                                                 -----
Excess Servicing                                                 $319,660.53

Excess Servicing (Previous Period)                               $256,395.31


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                $0.0
Draw Amount                                                      $0.0


VW CREDIT, INC. -- SERVICER                                                                             Page 2
13-May-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                                            Summary
                                                                            -------




                    Collections                        Accrual         Distribution
                ------------------                 ----------------  ------------------
From:                    15-Apr-99
To:                      16-May-99
Days:                           32

LIBOR Rate               4.9262500%
(1 month)

Series #                    1        Active
VCI Rating:                N/A

                                        TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                        --------------------------------------------------

                            Series                                         Excess      Required        Required       Outstanding
Series        Series      Allocation      Invested        Subordinated     Funded    Participation  Participation     Certificate

Number         Name       Percentage       Amount            Amount        Amount     Percentage        Amount          Balance
------         ----       ----------       ------            ------        ------     ----------        ------          -------
         Trust                         $375,000,000.00   $72,595,133.64     $0.00         N/A       $15,000,000.00
       1 Series 1996-1      100.00%    $375,000,000.00   $72,595,133.64     $0.00        4.00%      $15,000,000.00  $375,000,000.00

VW CREDIT, CREDIT, INC. -- SERVICER                                                                             Page 3
13-May-99
                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                       SERVICING CERTIFICATE
                                                       ---------------------



INITIAL AMOUNTS                                                           EXCESS SPREAD CALCULATION
---------------                                                           -------------------------

Initial Invested Amount                            $375,000,000.00        Weighted Average Rate Charged to    7.91%
                                                                          Dealers
Invested Amount                                    $375,000,000.00        LIBOR                               4.93%
Controlled Accumulation Amount                               $0.00        Certificate Rate (LIBOR+16 b.p.)    5.09%
Required Subordinated Amount                       $ 72,595,133.64        Servicing Fee Rate                  1.00%
Annualized Servicing Fee Rate                                 1.00%       Investor Net Losses                 0.00%
                                                                                                              ----
First Controlled Accumulation Date                  TO BE DETERMINED      Excess Spread                       1.82%
Accumulation Period Length (months)                      N/A
Expected Final Payment Date                              N/A
Initial Settlement Date                                   28-Mar-96
Required Participation Percentage                             4.00%
Subordinated Percentage                                      14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
---------------------                                   -----              ------                 ------            ------
Series Allocation Percentage                           100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00        $72,595,133.64          $0.00
  Floating Allocation Percentage                        56.46%              56.46%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $402,740,851.01     $402,740,851.01             N.A.              N.A.
New Principal Receivables                          $399,339,681.24     $399,339,681.24             N.A.              N.A.
Principal Default Amounts                                    $0.00               $0.00             N.A.              N.A.
Receivables Added for Additional Accounts                    $0.00               $0.00             N.A.              N.A.
Controlled Deposit Amount                                    $0.00                 N/A             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                      $375,000,000.00    $375,000,000.00        $72,595,133.64          $0.00
  Floating Allocation Percentage                        56.18%             56.18%


Non-Principal Receivables
-------------------------

Interest Collections                                 $2,327,577.20
Recoveries on Receivables Written Off                        $0.00
Investment Income                                            $0.00


VW CREDIT, INC. -- SERVICER                                                                     Page 4
13-May-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                      -------                --------
Available Subordination Amount (Previous)             $103,290,903.91        $102,876,252.56
  Required Subordination Draw Amount                            $0.00                  $0.00
  Reserve Fund Funds to Inv. Default Amount                     $0.00                  $0.00
  Excess Servicing (Previous Period)                      $256,395.31            $414,651.35
                                                          -----------            -----------
(a) Available Subordinated Amount?                    $103,547,299.22        $103,290,903.91

(b) Available Subordinated Amount?                     $53,571,428.57         $53,571,428.57

Available Subordinated Amount                          $72,595,133.64         $67,952,873.35

Incremental Subordinated Amount                        $19,023,705.07         $14,381,444.78
  Overconcentration Amount                             $29,631,100.41         $22,286,238.06

Beginning Reserve Fund Balance                          $1,875,000.00          $1,875,000.00
Reserve Fund Required Balance                           $1,875,000.00          $1,875,000.00
Reserve Fund Draw                                               $0.00                  $0.00
Reserve Fund Required Deposit                                   $0.00                  $0.00
Reserve Fund Deposit Amount                                     $0.00                  $0.00
Reserve Fund Release                                            $0.00                  $0.00
Ending Reserve Fund Balance                             $1,875,000.00          $1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                          $4,122,211.67          $3,831,466.58
  Certificateholder Interest Collections                $2,327,577.20          $2,215,366.66
  Subordinate Interest Collections                        $450,588.74            $401,441.41
Investment Income                                               $0.00                  $0.00
Reserve Fund Balance                                    $1,875,000.00          $1,875,000.00
                                                        -------------          -------------
Total Interest  Available                               $4,653,165.94          $4,491,808.08

Interest Shortfall                                              $0.00                  $0.00
Additional Interest                                             $0.00                  $0.00
Carry-over Amount                                               $0.00                  $0.00
Carry-over Shortfall                                            $0.00                  $0.00
Additional Carry-over Shortfall                                 $0.00                  $0.00

Monthly Servicing Fee                                     $554,864.38            $546,957.28
Investor Monthly Servicing Fee                            $312,500.00            $312,500.00